SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DEVAGO INC.**, did on September 8, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 10, 2014.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20140909-2484
You may verify this certificate
online at **http://www.nvsos.gov/**

040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140651541-49
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/08/2014 6:05 AM
	Entity Number E0465932014-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: DEVAGO INC.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: ____ City: ____ Nevada Zip Code: ____

Mailing Address (if different from street address): ____ City: ____ Nevada Zip Code: ____

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200,000,000 — Par value per share: $ 0.00001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Jose Armando Acosta Crespo (Name)
CalleDr. Heriberto Nunez #11A, Edificio Apt. 104 (Street Address) — Dominican Republic (City) — State: ____ — 00000 (Zip Code)

2) ____ (Name)
Street Address: ____ City: ____ State: ____ Zip Code: ____

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Jose Armando Acosta Crespo (Name) — X [signature] (Incorporator Signature)
CalleDr. Heriberto Nunez #11A, Edificio Apt. 104 (Address) — Dominican Republic (City) — State: ____ — 00000 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X ____ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: ____

This form must be accompanied by appropriate fees.

Schedule "A"
to the Articles of Incorporation
Devago Corp.

Item 3. – Authorized Stock: (number of shares corporation is authorized to issue)

200,000,000 shares are broken down as follows:

> 100,000,000 common shares with the par value of $0.00001, all of which stock shall be entitled to voting power; and
>
> 100,000,000 preferred shares with par value of $0.00001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180303

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Devago Inc.

Name of Represented Business Entity

I, National Registered Agents, Inc. of NV am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

and hereby state that on 09/02/2014 (Date) I accepted the appointment as registered agent for the above named business entity.

X Kimberly Steinmetz — Kimberly Steinmetz, Vice President & Assistant Secretary, National Registered Agents, Inc. of NV — 9/2/14

Authorized Signature of R.A. or On Behalf of R.A. Company — Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer — Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-7-13